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                                                                     EXHIBIT 2.3

               List of Schedules and Other Ancillary Attachments

1.   Particulars Relating to the Company

2.   Particulars Relating to Subsidiaries

3.   The Warranties (filed as part of Exhibit 2.1)

4.   Deliberately Left Blank

5.   Principal Management Employees' Limitations on Liability

6.   Deliberately Left Blank

7.   Actions Pending Completion

8.   Reference Balance Sheet

9.   Form of Employment Agreement

10.  Escrow Agreement

11.  Form of Instruction

12.  Principal Management Employee Term Sheet

13.  Form of Opinion